                                                                 EXHIBIT 10.(i)


                                    AGREEMENT


     This Agreement is made and entered on March 13, 2000, by and between Charlotte G. Fischer ("Fischer") and Paul Harris Stores, Inc., an Indiana corporation (the "Company").

                                    RECITALS

     A. Pursuant to an Employment Agreement made as of February 1, 1998 by and between Fischer and the Company (the "Employment Agreement"), Fischer was employed as the Chief Executive Officer of the Company.

     B. Fischer and the Company desire to fully resolve certain matters related to the termination of Fischer's employment with the Company, including but not limited to the respective rights and obligations of the parties under the Employment Agreement, to cancel the Employment Agreement and their respective rights and obligations thereunder, and to otherwise finally settle and resolve all other matters outstanding between them.

     NOW, THEREFORE, in consideration of the foregoing and the other agreements contained herein, the parties hereto agree as follows:

                              TERMS AND CONDITIONS

     1. Cancellation of Employment Agreement and Termination of Employment. Fischer's employment by the Company is terminated and the Employment Agreement is cancelled effective as of the close of business on March 13, 2000 (the "Effective Time"). From and after the Effective Time, (a) Fischer shall not be required to perform any duties for the Company or be bound by any restrictive covenants other than as set forth herein, (b) Fischer shall have no further rights with respect to her employment relationship with the Company other than as set forth herein and (c) neither Fischer (on the one hand) nor the Company (on the other hand) shall have any further rights or obligations under the Employment Agreement. Fischer hereby resigns from all corporate offices held with the Company and any subsidiary or affiliate of the Company, and as a member of the Board of Directors of the Company and each of its subsidiaries and affiliates, as of the Effective Time.

     2. Payments to Fischer.

        (a) In consideration of the covenants contained in this Agreement including but not limited to the cancellation of the obligations of the Company to Fischer under the Employment Agreement, and subject to the condition that Fischer shall not have exercised her right to rescind this Agreement as provided in Section 24, the Company shall:

            (i) Pay to Fischer the following amounts on the Company's regularly scheduled paydays:

     ----------------------------------------------------------------------
          Pay Period         Amount           Pay Period          Amount
     ----------------------------------------------------------------------
      March 22, 2000        $32,692.31     September 5, 2001     $35,576.92
     ----------------------------------------------------------------------
      April 5, 2000         $32,692.31     September 19, 2001    $35,576.92
     ----------------------------------------------------------------------
      April 19, 2000        $32,692.31     October 3, 2001       $35,576.92
     ----------------------------------------------------------------------
      May 3, 2000           $32,692.31     October 17, 2001      $35,576.92
     ----------------------------------------------------------------------
      May 17, 2000          $32,692.31     October 31, 2001      $35,576.92
     ----------------------------------------------------------------------
      May 31, 2000          $32,692.31     November 14, 2001     $35,576.92
     ----------------------------------------------------------------------
      June 14, 2000         $32,692.31     November 28, 2001     $35,576.92
     ----------------------------------------------------------------------
      June 28, 2000         $32,692.31     December 12, 2001     $35,576.92
     ----------------------------------------------------------------------
      July 12, 2000         $32,692.31     December 26, 2001     $35,576.92
     ----------------------------------------------------------------------
      July 26, 2000         $32,692.31     January 9, 2002       $35,576.92
     ----------------------------------------------------------------------
      August 9, 2000        $32,692.31     January 23, 2002      $35,576.92
     ----------------------------------------------------------------------
      August 23, 2000       $32,692.31     February 6, 2002      $38,461.54
     ----------------------------------------------------------------------
      September 6, 2000     $32,692.31     February 20, 2002     $38,461.54
     ----------------------------------------------------------------------
      September 20, 2000    $32,692.31     March 6, 2002         $38,461.54
     ----------------------------------------------------------------------
      October 4, 2000       $32,692.31     March 20, 2002        $38,461.54
     ----------------------------------------------------------------------
      October 18, 2000      $32,692.31     April 3, 2002         $38,461.54
     ----------------------------------------------------------------------
      November 1, 2000      $32,692.31     April 17, 2002        $38,461.54
     ----------------------------------------------------------------------
      November 15, 2000     $32,692.31     May 1, 2002           $38,461.54
     ----------------------------------------------------------------------
      November 29, 2000     $32,692.31     May 15, 2002          $38,461.54
     ----------------------------------------------------------------------
      December 13, 2000     $32,692.31     May 29, 2002          $38,461.54
     ----------------------------------------------------------------------
      December 27, 2000     $32,692.31     June 12, 2002         $38,461.54
     ----------------------------------------------------------------------
      January 10, 2001      $32,692.31     June 26, 2002         $38,461.54
     ----------------------------------------------------------------------
      January 24, 2001      $32,692.31     July 10, 2002         $38,461.54
     ----------------------------------------------------------------------
      February 7, 2001      $35,576.92     July 24, 2002         $38,461.54
     ----------------------------------------------------------------------
      February 21, 2001     $35,576.92     August 7, 2002        $38,461.54
     ----------------------------------------------------------------------
      March 7, 2001         $35,576.92     August 21, 2002       $38,461.54
     ----------------------------------------------------------------------
      March 21, 2001        $35,576.92     September 4, 2002     $38,461.54
     ----------------------------------------------------------------------
      April 4, 2001         $35,576.92     September 18, 2002    $38,461.54
     ----------------------------------------------------------------------
      April 18, 2001        $35,576.92     October 2, 2002       $38,461.54
     ----------------------------------------------------------------------
      May 2, 2001           $35,576.92     October 16, 2002      $38,461.54
     ----------------------------------------------------------------------
      May 16, 2001          $35,576.92     October 30, 2002      $38,461.54
     ----------------------------------------------------------------------
      May 30, 2001          $35,576.92     November 13, 2002     $38,461.54
     ----------------------------------------------------------------------
      June 13, 2001         $35,576.92     November 27, 2002     $38,461.54
     ----------------------------------------------------------------------
      June 27, 2001         $35,576.92     December 11, 2002     $38,461.54
     ----------------------------------------------------------------------
      July 11, 2001         $35,576.92     December 25, 2002     $38,461.54
     ----------------------------------------------------------------------
      July 25, 2001         $35,576.92     January 8, 2003       $38,461.54
     ----------------------------------------------------------------------
      August 8, 2001        $35,576.92     January 22, 2003      $38,461.54
     ----------------------------------------------------------------------
      August 22, 2001       $35,576.92
     ----------------------------------------------------------------------

        Notwithstanding the preceding provisions, in no event shall the payments set forth in this Section 2(a)(i) continue beyond Fischer's death.

            (ii)  On or before March 21, 2000, pay to Fischer $392,017.44.

            (iii) Reimburse to Fischer all business expenses incurred by her on behalf of the Company prior to the Effective Time upon the presentation of expense vouchers that are in sufficient detail to identify the nature, amount and date of the expense, and the person to whom payment was made.

            (iv) Reimburse to Fischer the amount of legal fees and expenses paid by her to Baker & McKenzie with respect to its representation of Fischer during the period beginning October 1, 1999, and ending at the Effective Time, subject to (A) the submission to the Company of its statements for those fees and expenses (without the identification of the specific services performed) and
(B) the limitation that the obligation of the Company under this subparagraph shall not exceed $50,000. The Company shall reimburse Fischer under this Section 2(a)(iv) within 30 days of Fischer's submission to the Company of Baker & McKenzie's statements for fees and expenses.

            (v) On or before March 21, 2000, pay to Fischer $13,489 for club dues and $12,267.23 for her waiver of group health coverage beyond the coverage required by Section 6.

        (b) In the event Fischer obtains a final judgment in her favor, from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise, on any claim for payments owed by the Company under Section 2 herein, or in the event any such claim is settled by the Company prior to the rendering of such a judgment, the Company shall pay the reasonable legal fees and expenses and court costs incurred by Fischer in bringing such claim.

     3. Stock Options.

        (a) At or prior to the Effective Time, the Company will deliver to Fischer an agreement evidencing the grant to her as of January 31, 2000, of a fully vested and immediately exercisable option to purchase 25,000 shares of the Company's Common Stock, at an exercise price equal to the fair market value of the Company's Common Stock at the close of business on January 31, 2000, which option will expire on the tenth anniversary of the grant date, in satisfaction of the obligation of the Company set forth in Section 3(c)(ii) of the Employment Agreement. The option may be exercised in any manner permitted under the Company's 1996 Stock Option and Incentive Plan. No additional options will be issued to Fischer.

        (b) Notwithstanding anything to the contrary contained in any stock option plan of the Company or any stock option agreement between Fischer and the Company, Fischer (or in the event of her death, the person to whom the stock option is transferred by will or the laws of descent and distribution) may exercise the stock options heretofore granted to her by the Company at any time on or before the expiration date for each such stock option set forth on the attached Exhibit A.

     4. Restricted Stock Awards.

        (a) On or before March 21, 2000, and subject to the condition that Fischer shall not have exercised her right to rescind this Agreement as provided in Section 24 hereof, the Company will grant to Fischer a stock award for 25,000 shares of the Company's Common Stock, in satisfaction of the obligation of the Company set forth in Section 3(d)(ii) of the Employment Agreement. The Company will cause a stock certificate for such 25,000 shares to be delivered to Fischer on or before April 21, 2000. No additional restricted stock awards will be issued to Fischer.

        (b) All shares of the Company's Common Stock that have been the subject of a restricted stock award granted to Fischer under Section 3(d) of the Employment Agreement shall become fully vested as of the Effective Time. The Company will cause a stock certificate for such vested shares (that is, for 10,000 shares of the Company's Common Stock) to be delivered to Fischer on or before April 21, 2000.

     5. Taxes. With respect to the payments made to Fischer pursuant to Section 2(a)(i), the Company shall withhold from any such payments any and all applicable federal, state and local ordinary income, capital gains and/or Fischer's share (but not the Company's share) of employment taxes (collectively, "Taxes"). With respect to all other payments made to Fischer under Section 2, Fischer shall be solely responsible for the payment of any and all Taxes that may be due and owing as a result of the payments by the Company to Fischer made pursuant to this Agreement or with respect to her status as an employee of the Company. Except with regard to amounts subject to the withholding of Taxes (above), Fischer shall indemnify and hold the Company harmless from any loss or expense that it may incur (including but not limited to Tax liabilities, interest and penalties) as a result of not withholding any Taxes.

     6. Health Insurance. Simultaneously with the execution of this Agreement, the Company will deliver to Fischer an election form under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), whereby she may elect, at her own cost, to continue coverage under the Company's group health plan for her and her qualified beneficiaries for a period of 18 months or such other period as required under COBRA.

     7. Automobile. The Company shall pay or reimburse to Fischer, as incurred, the lease payments for the Company Mercedes currently being used by Fischer as of the date of this Agreement, until the expiration of the current lease, at which time she shall return the automobile to the Company.

     8. Merchandise Discount. The Company shall, through January 31, 2003, continue to provide Fischer with the discount(s) presently available to her on her purchase of merchandise for her personal use from the Company's stores and the stores of J. Peterman Co.; provided the Company shall cease to have any obligation under this Section 8 from and after the date that Fischer becomes employed by another company in the women's retail clothing industry.

     9. Tax-Qualified Retirement Plans. Simultaneously with the execution of this Agreement, the Company will deliver to Fischer distribution election forms whereby she may elect the form, timing and manner of distribution of her benefits under the Company's tax-qualified retirement plans. The Company shall cause the Company's tax-qualified retirement plans to distribute Fischer's plan benefits to her in accordance with her distribution election.

     10. Cooperation. Fischer shall cooperate with the Company, and shall make herself available to the Company upon reasonable notice at reasonable times and from time to time as the Company may request, in connection with the defense or prosecution of any claims made against or by the Company either pending at the date of this Agreement or made in the future. The Company shall compensate Fischer at the rate of $250 per hour for the time she spends at the Company's request, and the Company shall reimburse Fischer for all expenses, including legal fees and costs, incurred by Fischer in performing her obligations under this Section 10 of the Agreement.

     11. Indemnification. Fischer shall retain all rights to indemnification to which she was otherwise entitled under Indiana law and under the terms of the governing documents of the Company as of the date of this Agreement.

     12. Releases and Covenants Not to Sue.

         (a) Of the Company by Fischer. Fischer, for herself and her personal representatives, heirs and assigns, RELEASES AND FOREVER DISCHARGES the Company, and its subsidiaries, affiliates (and the current or former officers, directors, employees and agents of the Company and any former chief executive officer of the Company and his or her spouse), and any and all employee benefit plans (and all fiduciaries of those plans) sponsored by any of them, and the successors and assigns of all of the foregoing (collectively, the "Company Affiliates"), from any and all claims (including, but not limited to, claims for attorneys' fees), demands, losses, damages, agreements, actions, promises or causes of action (known or unknown) that she now has or may later discover or that may hereafter exist against them, or any of them, in connection with or arising directly or indirectly out of, or in any way related to, any and all matters, agreements, transactions, events or other things occurring prior to the date hereof, including but not limited to matters arising out of or in connection with (i) the employment of Fischer by the Company, the Employment Agreement and the termination of her employment, (ii) any events, facts or circumstances that either preceded the cessation of her employment or which occurred during the course of her employment with Company or incidental thereto, or (iii) any other matter or claim of any kind whatsoever (including but not limited to ownership of shares of the Company) and whether pursuant to common law, statute, ordinance, regulation or otherwise and including claims of fraud or misrepresentation in the making, negotiation or execution of this Agreement, excepting only the obligations created by this Agreement. Claims or actions released and/or waived hereby include, but are not limited to, those based on allegations of wrongful discharge and/or breach of contract; those arising under the National Labor Relations Act; those alleging discrimination on the basis of race, color, sex, religion, national origin, age or disability under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 ("ADEA"), the Rehabilitation Act of 1973, the Equal Pay Act of 1963, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Indiana Civil Rights Law (all as amended) or any other federal, state or local law, ordinance, rule or regulation; and those arising under ERISA. The parties agree that Fischer's release does not include rights or claims she may have under the

ADEA which may arise after the execution of this Agreement. Fischer acknowledges that (i) she may be giving up possible future legal and/or administrative claims, and (ii) the Company has advised her to consult with an attorney prior to executing this Agreement and she has done so.

         (b) Of Fischer by the Company. The Company RELEASES AND FOREVER DISCHARGES Fischer and her personal representatives, heirs and assigns, from any and all claims (including, but not limited to, claims for attorneys' fees), demands, losses, damages, agreements, actions, promises or causes of action (known or unknown) that it now has or may later discover or that may hereafter exist against them in connection with or arising directly or indirectly out of, or in any way related to, any and all matters, agreements, transactions, events or other things occurring prior to the date hereof, including but not limited to matters arising out of or in connection with (i) the employment of Fischer by the Company, the Employment Agreement and the termination of her employment,
(ii) any events, facts or circumstances that either preceded the cessation of her employment or which occurred during the course of her employment with Company or incidental thereto, or (iii) any other matter or claim of any kind whatsoever (including but not limited to ownership of shares of the Company) and whether pursuant to common law, statute, ordinance, regulation or otherwise and including claims of fraud or misrepresentation in the making, negotiation or execution of this Agreement, excepting only the obligations created by this Agreement.

         (c) Covenants Not to Sue. Neither Fischer, on the one hand, nor the Company, on the other hand, shall file or otherwise institute any litigation or other adversarial proceeding against the other (or, in the case of Fischer, any Company Affiliate), seeking to assert any claim or demand that is within the scope of the matters covered by the releases contained in subsections (a) and
(b) above, respectively.

         (d) Recovery of Amounts Paid. The Company shall be entitled to recoupment and/or restitution of the lesser of (i) all sums paid to Fischer pursuant to this Agreement or (ii) the amount recovered by Fischer from the Company, in the event that Fischer (A) successfully challenges the validity of the release granted in subsection (a), or (B) breaches her covenant contained in subsection (c).

     13. Confidential Information.

         (a) Fischer shall keep confidential and shall not make any unauthorized use or disclosure of, or use for her own benefit or the benefit of others, any financial information, sales and marketing information or plans, cost and pricing data, customer or supplier lists, computer programs or trade secrets of the Company or its affiliates which are known to her as a result of her employment by the Company (hereafter "Proprietary Information"); provided, however, that nothing herein shall be construed to prevent Fischer from using her general education, knowledge, skill and experience, whether acquired prior to or during her employment by the Company, as long as such use does not result in the actual disclosure of Proprietary Information. The term "trade secrets" as used herein shall mean any information owned by the Company, including a formula, pattern, compilation, program, device, method, technique or process, that (1) is sufficiently secret to derive independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy and confidentiality.

         (b) Proprietary Information does not include information that: (i) is, or later becomes, available to the public (other than as a result of a breach of this Agreement); or (ii) is available to Fischer from a source other than the Company.

         (c) The Company shall designate James Morris as the person responsible for responding to any inquiries from third parties regarding Fischer, the Company's relationships with Fischer or the termination of those relationships, including inquiries from Fischer's prospective employers, and James Morris, in responding to such inquires, shall not disparage or deprecate Fischer. Fischer and the Company further agree that the Company shall issue a press release in substantially the form attached hereto as Exhibit B.

     14. No Solicitation of Employees. Fischer shall not, individually or together with others, directly or indirectly (i) solicit or encourage any employee of the Company to cease acting as an employee, or (ii) solicit, contract with, or attempt to contract with, any employee of the Company. This covenant shall expire and be of no further force or effect after September 21, 2000.

     15. Acknowledgment by the Company. The Company acknowledges that it has not reached this Agreement with the intent to hinder, delay or defraud creditors. The Company further acknowledges that this Agreement confers significant benefits upon it, including but not limited to a release by Fischer of the Company's obligations under the Employment Agreement, an agreement by Fischer not to solicit the Company's employees, and an agreement by Fischer to resign from the Company's Board of Directors.

     16. No Reliance. Fischer represents and warrants to the Company that, in the making, negotiation and execution of this Agreement, she has not relied upon any representation, statement or assertion of fact or opinion made by any persons being released herein. Fischer hereby waives any right to rely upon all prior agreements and/or oral representations made by any person being released hereby even though made for the purpose of inducing her to enter into this Agreement.

     17. Severability. If any provision in this Agreement shall for any reason be determined to be invalid or unenforceable, the balance of that provision and the remaining provisions of this Agreement shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provision had not been a part hereof.

     18. Entire Agreement. This Agreement constitutes the entire agreement between the parties as to the subject matter hereof and this Agreement supersedes all previous or contemporaneous agreements, written or oral, relating to the subject matter of this Agreement to the extent that they are inconsistent herewith. No provision of this Agreement shall be waived, altered or canceled except in writing signed by the party against whom the waiver, alteration or cancellation is asserted. Any waiver shall be limited to the particular instance and the particular time when and for which it is given.

     19. Remedies. No breach of this Agreement shall be cause to set this Agreement aside or to revive any of the claims being released herein.

     20. Choice of Law. This Agreement shall be governed by the laws of the State of Indiana, its rules of conflict of laws notwithstanding.

     21. Expenses. Except as otherwise specifically stated herein, each of the parties shall pay all costs and expenses incurred by it in connection with the negotiation, preparation and performance of this Agreement or in any dispute arising hereunder except as set forth in Section 2 herein, and neither shall have any liability to the other with respect thereto.

     22. Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective legal representatives, heirs, administrators, successors and permitted assigns. The Company may freely assign its rights under this Agreement; provided, however, the Company may not delegate its duties under the Agreement without the written consent of Fischer. Except as otherwise provided herein, Fischer may freely assign her rights under this Agreement without the consent of the Company.

     23. Construction of the Agreement. The parties acknowledge that they have read this Agreement, have consulted with counsel regarding its terms, and agree with those terms as though the party had drafted this Agreement. The parties agree that, although the Agreement was, by necessity, printed and assembled by one party, the Agreement reflects the terms agreed to by both parties and that the party that printed and assembled this Agreement shall be considered only as the scrivener of the document. In the event a term of this Agreement is found to be ambiguous, neither party shall be considered the draftsperson for the purpose of causing the terms of this Agreement to be construed against that party.

     24. Rescission Rights. The parties hereby acknowledge and agree that Fischer has seven calendar days from and after the date hereof in which to consider and rescind this Agreement by written notice given as prescribed in
Section 27 together with a copy thereof sent by facsimile to the Company at
(312) 857-1055 (attention: John Peters) with a copy by facsimile to Berkley W. Duck at (317) 592-4642.

     25. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     26. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all of which shall together constitute one and the same instrument.

     27. Notices. Any notice required or permitted to be given under the terms of this Agreement shall be deemed to have been duly given if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service:

         To the Company:

                  Paul Harris Stores, Inc.
                  6003 Guion Road
                  Indianapolis, Indiana 46254
                  Attention: President

         with a copy to:

                  Ice Miller Donadio & Ryan
                  (for express deliveries)
                  One American Square
                  Suite 3400
                  Indianapolis, Indiana 46204
                  (for mail)
                  One American Square
                  Box 82001
                  Indianapolis, Indiana 46282
                  Attention:  Berkley W. Duck

         To Fischer:

                  Charlotte G. Fischer
                  3791 Bay Creek Drive
                  Bonita Springs, FL 34134


         with a copy to:

                  Baker & McKenzie
                  One Prudential Plaza
                  130 East Randolph Drive
                  Chicago, Illinois 60601
                  Attn: Maura Ann McBreen

         Either party (or such party's attorney) may change its or her address for the purpose of this Section by written notice similarly given.

         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.



                                   /s/ CHARLOTTE G. FISCHER
                                   --------------------------------------------
                                   Charlotte G. Fischer


                                   The Company

                                   Paul Harris Stores, Inc.


                                   By: /s/ SALLY M. TASSANI
                                       ----------------------------------------
                                   Its: Executive Vice President
                                        ---------------------------------------

                                    Exhibit A

                              Fischer Stock Options

-------------------------------------------------------------------------------
     GRANT DATE          DATE           NUMBER         PRICE       EXPIRATION
                        VESTED          GRANTED       GRANTED         DATE
-------------------------------------------------------------------------------
       08/23/93         07/23/94          5,000        $ 4.75      07/23/2003
-------------------------------------------------------------------------------
       09/15/93         09/15/94          6,000        $ 4.75      09/15/2003
-------------------------------------------------------------------------------
       04/29/94         04/29/95        100,000        $ 5.68      04/29/2004
-------------------------------------------------------------------------------
       04/29/94         04/29/96        116,666        $ 5.68      04/29/2004
-------------------------------------------------------------------------------
       04/29/94         04/29/97        116,667        $ 5.68      04/29/2004
-------------------------------------------------------------------------------
       04/29/94         04/29/98         16,667        $ 5.68      04/29/2004
-------------------------------------------------------------------------------
       10/17/95         10/17/96         75,000        $ 1.31      10/17/2005
-------------------------------------------------------------------------------
       03/08/96         03/08/96        100,000        $2.125      03/08/2006
-------------------------------------------------------------------------------
       11/22/96         11/22/96        100,000        $17.50      11/22/2006
-------------------------------------------------------------------------------
       01/30/98         01/30/98         50,000        $ 8.63      01/30/2008
-------------------------------------------------------------------------------
       03/02/98         03/02/98        100,000        $8.875      03/02/2008
-------------------------------------------------------------------------------
       01/30/99         01/30/99         25,000        $ 7.63      01/30/2009
-------------------------------------------------------------------------------
       08/24/99         08/24/99         20,000        $ 5.00      08/24/2009
-------------------------------------------------------------------------------
       08/24/99         08/24/99         20,000        $ 5.00      08/24/2009
-------------------------------------------------------------------------------
     01/29/2000       01/29/2000         25,000        $ 3.03      01/29/2010
-------------------------------------------------------------------------------

                                   EXHIBIT B

                                                              [PAUL HARRIS LOGO]

                                                          6003 GUION ROAD
                                                          P.O. BOX 68162
                                                          INDIANAPOLIS, IN 46268
                                                          (317) 293-3900

CONTACT:     DAVID SEASE
             SEASE, GERIG AND ASSOCIATES                FOR IMMEDIATE RELEASE
             (317) 634-1171                                MARCH 14, 2000


                       FISCHER LEAVES PAUL HARRIS STORES,
                          COMPANY HIRES NEW PRESIDENT


INDIANAPOLIS - Paul Harris Stores Inc. (Nasdaq: PAUH) today announced that Charlotte G. Fischer, chairman, president and CEO, has left the Company, effective immediately, to pursue other interests. The Company and Fischer have reached a settlement of Fischer's rights under her employment contract. This settlement will result in a one-time charge against earnings for the quarter ending April 30, 2000, in the amount of approximately 18 cents per share.

The Company is pleased to announce that Glenn S. Lyon of Livingston, N. J., has been hired as president and general merchandising manager. Responsibility for management of the Company will rest with Sally M. Tassani, executive vice president, Lyon and Keith L. Himmel Jr., the Company's vice president of finance and controller. The board of directors intends to move with deliberation in selecting a new chief executive officer.

The board in a statement said, "We are excited to welcome Mr. Lyon and believe that the depth and breadth of his background combined with Ms. Tassani's knowledge of the Company and management expertise will provide a seamless transition. In addition, the Company is supported by an experienced management team and dedicated associates who are fully focused on the long-term success of Paul Harris."

Additionally, Gerald Paul, one of the founders of the Company and its former chairman and chief executive officer, has been retained as a consultant to the management team and the board on an interim basis. Paul retired from the Company in 1995.

Lyon brings to his post a quarter-century of experience in retailing. Since 1998, he has been president of Modern Woman Inc., a division of Charming Shoppes Inc. He was senior vice president from 1995 to 1998. Modern Woman, based in New York City, is a 150-store specialty chain dedicated to the large-size female customer.

From 1990 to 1994, Lyon was executive vice president of Ormond Shops Inc., a New Jersey-based 200-store chain specializing in budget and moderate women's apparel. From 1986 to 1990 he was executive vice president of Hit or Miss Stores Inc., a nationwide chain of more than 500 stores with annual sales of over $400 million - from 1982 to 1986, he was senior vice president and general merchandise manager. Prior to that, he was vice president and merchandise administrator for R.H. Macy and Co.

Tassani became a board member of Paul Harris in 1995 and joined the Company as executive vice president in 1998 while continuing as a director. Her responsibilities include marketing, real estate, construction and management of the company's legal issues.

From 1995 to 1997, Tassani was senior vice president of Leo Burnett Company Inc., one of the country's largest advertising agencies headquartered in Chicago. Earlier, she was founder and CEO of Tassani & Paglia Inc., a Chicago-based marketing and communications firm, which she headed from 1980 to 1995. Prior to that, she was executive vice president/creative director at Dimensional Marketing Inc. and was executive vice president and managing director at Jack O'Grady Graphics Inc.

Paul Harris Stores Inc. (www.paulharris.com) is a specialty retailer known for its coordinated and versatile women's apparel and accessories. The Company currently operates 319 Paul Harris stores located in 29 states. The Company also operates 11 J. Peterman (www.jpeterman.com) stores located in 9 states, known for its eclectic and timeless assortment of merchandise.